Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Record First Quarter Fiscal 2012 Results

Revenues $4.7 Billion

GAAP EPS $0.81, Non-GAAP EPS $0.97

— Record First Quarter Results, Raising Fiscal 2012 Guidance —

SAN DIEGO — February 1, 2012 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced record results for the first quarter of fiscal 2012 ended December 25, 2011.

“I am pleased to report another record quarter with revenues, earnings and MSM shipments reaching all-time highs, driven by our industry-leading chipset portfolio and the continued strong demand for smartphones around the world,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “We are raising our revenue and earnings guidance as our broad licensing partnerships and extensive chipset roadmap, led by our integrated Snapdragon processors, position us well for strong growth in fiscal 2012. We continue to invest in innovative wireless technologies, products and services, and we are excited about the opportunities ahead as 3G and 4G continue to expand across new device types and geographies.”

First Quarter Results (GAAP)

•	Revenues: [1] $4.68 billion, up 40 percent year-over-year (y-o-y) and 14 percent sequentially.

•	Operating income: [1] $1.55 billion, up 24 percent y-o-y and 25 percent sequentially.

•	Net income: [2] $1.40 billion, up 20 percent y-o-y and 33 percent sequentially.

•	Diluted earnings per share: [2] $0.81, up 14 percent y-o-y and 31 percent sequentially.

•	Effective tax rate: [1] 19 percent for the quarter.

•	Operating cash flow: $1.78 billion, 38 percent of revenues.

[1]

The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates throughout this news release are from continuing operations (i.e., before discontinued operations and the adjustment for noncontrolling interests), unless otherwise stated.

[2]

Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after discontinued operations and adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 2 of 17

•	Return of capital to stockholders: $461 million, including $362 million, or $0.215 per share, of cash dividends paid, and $99 million to repurchase 2.0 million shares of our common stock.

Non-GAAP First Quarter Results

Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain acquisition-related items starting with acquisitions completed in the third quarter of fiscal 2011 and certain tax items.

•	Revenues: $4.68 billion, up 40 percent y-o-y and 14 percent sequentially.

•	Operating income: $1.87 billion, up 32 percent y-o-y and 15 percent sequentially.

•	Net income: $1.67 billion, up 24 percent y-o-y and 22 percent sequentially.

•

Diluted earnings per share: $0.97, up 18 percent y-o-y and 21 percent sequentially. Excludes $0.01 loss per share attributable to the QSI segment, $0.11 loss per share attributable to certain share-based compensation and $0.03 loss per share attributable to certain acquisition-related items (the sum of Non-GAAP earnings per share and items excluded do not equal GAAP earnings per share due to rounding).

•	Effective tax rate: 19 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.49 billion, 32 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.

The following should be noted with regards to the above results and year-over-year comparisons: first quarter fiscal 2012 results included the results of Qualcomm Atheros, Inc., which was acquired on May 24, 2011. Additionally, on December 27, 2011, after the close of our first fiscal quarter, we completed the sale of substantially all of our 700 MHz spectrum for $1.9 billion. As a result, we will recognize a gain in discontinued operations of $1.2 billion in the second quarter of fiscal 2012 related to the close of this transaction.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 3 of 17

First Quarter Key Business Metrics

•	MSMTM shipments: 156 million units, up 32 percent y-o-y and 23 percent sequentially.

•	September quarter total reported device sales: approximately $41.4 billion, up 22 percent y-o-y and 6 percent sequentially.

•	September quarter estimated 3G/4G device shipments: approximately 191 to 195 million units, at an estimated average selling price of approximately $212 to $218 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $22.0 billion at the end of the first quarter of fiscal 2012, compared to $20.9 billion at the end of the fourth quarter of fiscal 2011 and $19.1 billion a year ago. As of December 25, 2011, $948 million remained authorized for repurchases under our stock repurchase program, net of put options outstanding. On January 10, 2012, we announced a cash dividend of $0.215 per share payable on March 23, 2012 to stockholders of record as of March 2, 2012.

Research and Development

($ in millions)	Non-GAAP	Share-Based Compensation	QSI	GAAP
First quarter fiscal 2012	$746	$126	$1	$873
As a % of revenues	16%			19%
First quarter fiscal 2011*	$560	$85	$4	$649
As a % of revenues	17%			19%
Year-over-year change ($)	33%	48%	N/M	35%

*	As adjusted for discontinued operations.

N/M - Not Meaningful

Non-GAAP R&D expenses increased 33 percent y-o-y primarily due to an increase in investments in the development of integrated circuit products (including connectivity products), next-generation technologies and other initiatives to support the acceleration of advanced wireless products and services.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 4 of 17

Selling, General and Administrative

($ in millions)	Non-GAAP	Share-Based Compensation	Acquisition- Related Items	QSI	GAAP
First quarter fiscal 2012	$381	$101	$9	$12	$ 503
As a % of revenues	8%				11%
First quarter fiscal 2011*	$343	$70	$—	$(4)	$ 409
As a % of revenues	10%				12%
Year-over-year change ($)	11%	44%	N/M	N/M	23%

*	As adjusted for discontinued operations.

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 11 percent y-o-y primarily due to increases in employee-related and marketing costs.

Effective Income Tax Rates

Our fiscal 2012 effective income tax rates are estimated to be approximately 18 percent for GAAP and approximately 18 to 19 percent for Non-GAAP. The first quarter effective income tax rates for GAAP and Non-GAAP were both 19 percent.

Qualcomm Strategic Initiatives

The QSI segment makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. QSI also includes the discontinued operations of our FLO TV business. GAAP results for the first quarter of fiscal 2012 included a $0.01 loss per share for the QSI segment.

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 5 of 17

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 6 of 17

Qualcomm’s Business Outlook Summary

SECOND FISCAL QUARTER
	Q2 FY11 Results (1)	Current Guidance Q2 FY12 Estimates (2)
Revenues	$3.87B	$4.6B - $5.0B
Year-over-year change		increase 19% - 29%
Non-GAAP Diluted earnings per share (EPS)	$0.86	$0.91 - $0.97
Year-over-year change		increase 6% - 13%
Diluted EPS attributable to QSI	$(0.18)	$0.43
Diluted EPS attributable to share-based compensation	$(0.09)	$(0.11)
Diluted EPS attributable to acquisition-related items	$0.00	$(0.03)
Diluted EPS attributable to tax items	$0.00	n/a
GAAP Diluted EPS	$0.59	$1.20 - $1.26
Year-over-year change		increase 103% - 114%
Metrics
MSM shipments	approx. 118M	approx. 146M -154M
Year-over-year change		increase 24% - 31%
Total reported device sales (3)	$40.0B*	$47.5B - $51.5B*
Year-over-year change		increase 19% - 29%
* Est. sales in December quarter, reported in March quarter

FISCAL YEAR
	FY 2011 Results	Prior Guidance FY 2012 Estimates	Current Guidance FY 2012 Estimates (2)
Revenues	$14.96B	$18.0B - $19.0B	$18.7B - $19.7B
Year-over-year change		increase 20% - 27%	increase 25% - 32%
Non-GAAP Diluted EPS	$3.20	$3.42 - $3.62	$3.55 - $3.75
Year-over-year change		increase 7% - 13%	increase 11% - 17%
Diluted EPS attributable to QSI	$(0.23)	$(0.04)	$0.41
Diluted EPS attributable to share-based compensation	$(0.37)	$(0.46)	$(0.47)
Diluted EPS attributable to acquisition-related items	$(0.12)	$(0.12)	$(0.13)
Diluted EPS attributable to tax items	$0.04	n/a	n/a
GAAP Diluted EPS	$2.52	$2.80 - $3.00	$3.36 - $3.56
Year-over-year change		increase 11% - 19%	increase 33% - 41%
Metrics
Est. fiscal year* 3G/4G device average selling price range (3)	approx $203 - $209	approx $197 - $209	approx $204 - $216
* Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (3)
	Prior Guidance Calendar 2011 Estimates	Current Guidance Calendar 2011 Estimates	Prior Guidance Calendar 2012 Estimates	Current Guidance Calendar 2012 Estimates
Est. 3G/4G device shipments
March quarter	approx. 170M -174M	approx. 170M -174M	not provided	not provided
June quarter	approx. 187M -191M	approx. 187M -191M	not provided	not provided
September quarter	not provided	approx. 191M -195M	not provided	not provided
December quarter	not provided	not provided	not provided	not provided
Est. Calendar year range (approx.)	755M - 795M	770M - 795M	865M - 935M	875M - 945M
Est. Calendar year midpoint (approx.) (4)	775M	783M	900M	910M

(1)	As adjusted to reflect the reclassification of revenues related to FLO TV to discontinued operations.
(2)	Current guidance for Q2 FY12 and FY 2012 for QSI and GAAP includes $0.44 EPS related to a $1.2 billion gain associated with completing the sale of substantially all of our 700 MHz spectrum, which will be recognized in discontinued operations. This gain will be excluded from Non-GAAP results.
(3)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and multimode CDMA/OFDMA subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively “3G/4G devices”). The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(4)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 7 of 17

Results of Business Segments

The following table has been adjusted to reflect discontinued operations (Note 4) (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI* (2)	Share-Based Compensation* (2)	Acquisition- Related Items (2) (3)	Tax Items	GAAP*
Q1 - FISCAL 2012
Revenues	$3,085	$1,440	$152	$4	$4,681	$ -	$ -	$ -	$ -	$4,681
Change from prior year	46%	36%	(12%)	N/M	40%					40%
Change from prior quarter	19%	6%	(7%)	N/M	14%					14%
Operating income (loss)					$1,871	$(13)	$(247)	$(60)	$ -	$1,551
Change from prior year					32%	N/A	(46%)	N/A		24%
Change from prior quarter					15%	(44%)	2%	52%		25%
EBT	$739	$1,267	$1	$55	$2,062	$(34)	$(247)	$(60)	$ -	$1,721
Change from prior year	15%	42%	N/M	N/M	24%	(62%)	(46%)	N/A		17%
Change from prior quarter	30%	6%	120%	N/M	19%	0%	2%	52%		30%
EBT as a % of revenues	24%	88%	N/M	N/M	44%					37%
Discontinued operations, net of tax (4)					$ -	$(5)	$ -	$ -	$ -	$(5)
Net income (loss)					$1,672	$(22)	$(194)	$(55)	$ -	$1,401
Change from prior year					24%	75%	(67%)	N/A	N/M	20%
Change from prior quarter					22%	0%	9%	54%	N/M	33%
Diluted EPS					$0.97	$(0.01)	$(0.11)	$(0.03)	$ -	$0.81
Change from prior year					18%	80%	(57%)	N/A	N/M	14%
Change from prior quarter					21%	0%	8%	57%	N/M	31%
Diluted shares used					1,721	1,721	1,721	1,721	1,721	1,721
Q4 - FISCAL 2011
Revenues	$2,587	$1,361	$163	$6	$4,117	$ -	$ -	$ -	$ -	$4,117
Operating income (loss)					1,624	(9)	(252)	(125)	-	1,238
EBT	569	1,193	(5)	(20)	1,737	(34)	(252)	(125)	-	1,326
Discontinued operations, net of tax (4)					-	(5)	(1)	-	-	(6)
Net income (loss)					1,372	(22)	(214)	(120)	40	1,056
Diluted EPS					$0.80	$(0.01)	$(0.12)	$(0.07)	$0.02	$0.62
Diluted shares used					1,716	1,716	1,716	1,716	1,716	1,716
Q2 - FISCAL 2011
Revenues	$1,962	$1,746	$157	$5	$3,870	$ -	$ -	$ -	$ -	$3,870
Operating income (loss)					1,652	(17)	(199)	(6)	-	1,430
EBT	417	1,575	(135)	13	1,870	(46)	(199)	(6)	-	1,619
Discontinued operations, net of tax (4)					-	(267)	(2)	-	-	(269)
Net income (loss)					1,450	(296)	(146)	(6)	(3)	999
Diluted EPS					$0.86	$(0.18)	$(0.09)	$0.00	$0.00	$0.59
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689
Q1 - FISCAL 2011
Revenues	$2,116	$1,057	$172	$3	$3,348	$ -	$ -	$ -	$ -	$3,348
Operating income (loss)					1,416	-	(169)	-	-	1,247
EBT	640	892	-	128	1,660	(21)	(169)	-	-	1,470
Discontinued operations, net of tax (4)					-	(80)	(2)	-	-	(82)
Net income (loss)					1,345	(87)	(116)	-	28	1,170
Diluted EPS					$0.82	$(0.05)	$(0.07)	$ -	$0.02	$0.71
Diluted shares used					1,648	1,648	1,648	1,648	1,648	1,648
12 MONTHS - FISCAL 2011
Revenues	$8,859	$5,422	$656	$20	$14,957	$ -	$ -	$ -	$ -	$14,957
Operating income (loss)					6,084	(37)	(813)	(208)	-	5,026
EBT	2,056	4,753	(152)	183	6,840	(132)	(813)	(208)	-	5,687
Discontinued operations, net of tax (4)					-	(308)	(5)	-	-	(313)
Net income (loss)					5,407	(385)	(624)	(200)	62	4,260
Diluted EPS					$3.20	$(0.23)	$(0.37)	$(0.12)	$0.04	$2.52
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.
(2)	At fiscal year end, the sum of the quarterly tax provisions (benefits) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and starting in fiscal 2012, this difference is allocated to tax provisions (benefits) among the columns. In interim quarters of prior years, it was included in QSI because variability in QSI results was considered the primary driver of the difference.
(3)	Starting with acquisitions completed in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the first quarter of fiscal 2012, acquisition related items consisted of amortization of certain intangible assets.
(4)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.
*	As adjusted for discontinued operations.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 8 of 17

Conference Call

Qualcomm’s first quarter of fiscal 2012 earnings conference call will be broadcast live on February 1, 2012, beginning at 1:45 p.m. Pacific Time (PT) on the Investor Relations section of the Company’s web site at: www.qualcomm.com. This conference call will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Investor Relations section of the Company’s web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on February 1, 2012, beginning at approximately 5:30 p.m. PT through March 1, 2012 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. U.S. and international callers should use reservation number 41343500. An audio replay of the conference call will be available on the Investor Relations section of the Company’s web site at www.qualcomm.com following the live call.

Editor’s Note: To view the web slides that supplement the conference call, please go to: http://investor.qualcomm.com/results.cfm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and Non-GAAP results are presented herein.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 9 of 17

The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.

Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and certain acquisition-related items. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. However, the Company excludes any benefit resulting from the retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 10 of 17

potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended. In addition to its historical practice of excluding acquired in-process research and development expenses from Non-GAAP results, the Company began excluding amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects of restructuring the ownership of such acquired assets. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management has concluded that such expenses should not be considered when assessing segment performance as they are unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are significantly impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the Company’s business outlook; growth expectations; and estimates and guidance related to financial performance, effective income tax rates, MSM shipments, device shipments, device sales and device average selling prices. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to, risks associated with the commercial deployment of, and demand for, our technologies in communications products

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 11 of 17

and services; the uncertainty of global economic conditions and their potential impacts on demand for our products, services or applications and on the value of our marketable securities; competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party suppliers; the commercial success of our QMT division’s IMOD display technology; foreign currency fluctuations; strategic investments and transactions we have or may pursue, including our investment in the BWA Spectrum in India, which is currently subject to legal proceedings; and failures and defects or errors in our products and services or in the products of our customers. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2011 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm, MSM and Snapdragon are registered trademarks of Qualcomm Incorporated, registered in the United States and other countries. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 12 of 17

Qualcomm Incorporated

Supplemental Information for the Three Months Ended December 25, 2011

(Unaudited)

						Acquisition-
	Non-GAAP				Share-Based	Related	GAAP
	Results		QSI		Compensation	Items (a)	Results
($ in millions except per share data)

Cost of equipment and services revenues	$1,683		$-		$20	$51	$1,754

R&D	746		1		126	-	873

SG&A	381		12		101	9	503

Operating income (loss)	1,871		(13)		(247)	(60)	1,551

Investment income (loss), net	$191	(b)	$(21)	(e)	$-	$-	$170

Tax rate	19%		32%		21%	8%	19%

Net income (loss)	$1,672		$(22)		$(194)	$(55)	$1,401

Diluted earnings (loss) per share (EPS)	$0.97		$(0.01)		$(0.11)	$(0.03)	$0.81

Operating cash flow	$1,850		$(48)		$(23)	$-	$1,779
Operating cash flow as % of revenues	40%		N/A		N/A	N/A	38%

Free cash flow (e)	$1,491		$(48)		$(23)	$-	$1,420
Free cash flow as a % of revenues	32%		N/A		N/A	N/A	30%

(a)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the first quarter of fiscal 2012, acquisition related items consisted of amortization of certain intangible assets.
(b)	Included $126 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $44 million in gains on derivatives (primarily due to gains from put options sold as part of our stock repurchase program) and $37 million in net realized gains on investments, partially offset by $14 million in other-than-temporary losses on investments and $2 million in interest expense.
(c)	Included $25 million in interest expense, $6 million in other-than-temporary losses on investments and $2 million in equity losses of investees, partially offset by $7 million net realized gains on investments, $4 million in interest and dividend income related to cash, cash equivalents and marketable securities and $1 million in gains on derivatives.
(d)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended December 25, 2011, included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 13 of 17

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended December 25, 2011
	Non-GAAP	QSI		Share-Based Compensation	GAAP
Net cash provided (used) by operating activities	$1,850	$(48	) (a)	$(23)	$1,779
Less: capital expenditures	(359)	—		—	(359)

Free cash flow	$1,491	$(48)		$(23)	$1,420

Revenues	$4,681	$—		$—	$4,681
Free cash flow as a % of revenues	32%	N/A		N/A	30%
Other supplemental cash disclosures:
Cash transfers from QSI (b)	$11	$(11)		$—	$—
Cash transfers to QSI (c)	(66)	66		—	—

Net cash transfers	$(55)	$55		$—	$—

	Three Months Ended December 26, 2010
	Non-GAAP	QSI		Share-Based Compensation	GAAP
Net cash provided (used) by operating activities	$227 (d)	$(134	) (a)	$(45)	$48 (d)
Less: capital expenditures	(100)	(2)		—	(102)

Free cash flow	$127	$(136)		$(45)	$(54)

(a)	Incremental tax benefits from stock options exercised during the period.
(b)	Primarily cash from sale of equity securities and disposal of property, plant and equipment.
(c)	Primarily funding for strategic debt and equity investments and QSI operating expenses.
(d)	GAAP and Non-GAAP operating cash flow for the first quarter of fiscal 2011 included a $1.5 billion income tax payment.

N/A—Not Applicable

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 14 of 17

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rate (a)

(in millions)

(Unaudited)

	Three Months Ended December 25, 2011
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results
Income (loss) from continuing operations before income taxes	$2,062	$(34)	$(247)	$(60)	$1,721
Income tax (expense) benefit	(390)	11	53	5	(321)

Income (loss) from continuing operations	$1,672	$(23)	$(194)	$(55)	$1,400

Tax rate	19%	32%	21%	8%	19%

(a)	At fiscal year end, the sum of the quarterly tax provisions (benefits) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 15 of 17

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

ASSETS
	December 25,	September 25,
	2011	2011
Current assets:
Cash and cash equivalents	$4,964	$5,462
Marketable securities	6,576	6,190
Accounts receivable, net	1,035	993
Inventories	714	765
Deferred tax assets	509	537
Other current assets	236	346

Total current assets	14,034	14,293
Marketable securities	10,438	9,261
Deferred tax assets	1,626	1,703
Assets held for sale	746	746
Property, plant and equipment, net	2,607	2,414
Goodwill	3,624	3,432
Other intangible assets, net	3,093	3,099
Other assets	1,438	1,474

Total assets	$37,606	$36,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$974	$969
Payroll and other benefits related liabilities	542	644
Unearned revenues	543	610
Loans payable	928	994
Income taxes payable	40	18
Other current liabilities	1,967	2,054

Total current liabilities	4,994	5,289
Unearned revenues	3,535	3,541
Other liabilities	580	620

Total liabilities	9,109	9,450

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,687 and 1,681 shares issued and outstanding, respectively	—	—
Paid-in capital	10,749	10,394
Retained earnings	17,237	16,204
Accumulated other comprehensive income	495	353

Total Qualcomm stockholders’ equity	28,481	26,951
Noncontrolling interests	16	21

Total stockholders’ equity	28,497	26,972

Total liabilities and stockholders’ equity	$37,606	$36,422

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 16 of 17

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	December 25,	December 26,
	2011	2010*
Revenues:
Equipment and services	$3,167	$2,213
Licensing	1,514	1,135

Total revenues	4,681	3,348

Operating expenses:
Cost of equipment and services revenues	1,754	1,043
Research and development	873	649
Selling, general and administrative	503	409

Total operating expenses	3,130	2,101

Operating income	1,551	1,247

Investment income, net	170	223

Income from continuing operations before income taxes	1,721	1,470
Income tax expense	(321)	(218)

Income from continuing operations	1,400	1,252
Discontinued operations, net of income taxes	(5)	(82)

Net Income	1,395	1,170
Net loss attributable to noncontrolling interests	6	—

Net income attributable to Qualcomm	$1,401	$1,170

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.83	$0.77
Discontinued operations	—	(0.05)

Net income	$0.83	$0.72

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.81	$0.76
Discontinued operations	—	(0.05)

Net income	$0.81	$0.71

Shares used in per share calculations:
Basic	1,684	1,623

Diluted	1,721	1,648

Dividends per share announced	$0.215	$0.19

*	As adjusted for discontinued operations

Qualcomm Announces First Quarter of Fiscal 2012 Results	Page 17 of 17

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	December 25, 2011	December 26, 2010
Operating Activities:
Net income	$1,395	$1,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208	201
Revenues related to non-monetary exchanges	(31)	(31)
Income tax provision in excess of (less than) income tax payments	118	(1,474)
Non-cash portion of share-based compensation expense	247	174
Incremental tax benefit from stock options exercised	(23)	(45)
Net realized gains on marketable securities and other investments	(44)	(127)
Gains on derivative instruments	(45)	(1)
Net impairment losses on marketable securities and other investments	20	11
Other items, net	6	(1)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(38)	76
Inventories	50	(45)
Other assets	(24)	(23)
Trade accounts payable	26	(234)
Payroll, benefits and other liabilities	(43)	21
Unearned revenues	(43)	376

Net cash provided by operating activities	1,779	48

Investing Activities:
Capital expenditures	(359)	(102)
Purchases of available-for-sale securities	(2,027)	(2,309)
Proceeds from sale of available-for-sale securities	1,603	3,024
Purchase of trading securities	(1,137)	—
Proceeds from sale of trading securities	148	—
Acquisitions and other investments, net of cash acquired	(300)	(66)
Other items, net	4	7

Net cash (used) provided by investing activities	(2,068)	554

Financing Activities:
Borrowing under loans payable	—	1,083
Repayment of loans payable	—	(1,083)
Proceeds from issuance of common stock	228	791
Incremental tax benefit from stock options exercised	23	45
Repurchase and retirement of common stock	(99)	—
Dividends paid	(362)	(309)
Change in obligation under securities lending	20	38
Other items, net	(1)	(4)

Net cash (used) provided by financing activities	(191)	561

Effect of exchange rate changes on cash	(18)	1

Net (decrease) increase in cash and cash equivalents	(498)	1,164
Cash and cash equivalents at beginning of period	5,462	3,547

Cash and cash equivalents at end of period	$4,964	$4,711